Registration No. ___________________

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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PAW SPA, INC.
(Name of small business issuer in its charter)

Nevada	7200
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)

PAW SPA, INC.	CORPORATION TRUST COMPANY OF NEVADA
1921 Denver West Court	6100 Neil Road, Suite 500
Suite 2022	Reno, Nevada 89015
Golden, Colorado 80401	(775) 322-0626
(303) 278-0207
(Address and telephone of registrant's executive	(Name, address and telephone number of agent for service)
office)
Copies to:
Conrad C. Lysiak, Esq.
601 West First Avenue, Suite 903
Spokane, Washington 99201
(509) 624-1475

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) check the following box. [X]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [  ]

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CALCULATION OF REGISTRATION FEE

	Amount To Be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered	Per Share	Offering Price	Fee [1]
Common Stock by Selling	757,900	$0.10	$75,790	$2.33
Shareholders

Total	757,900	$0.10	$75,790	$2.33

[1 ]	Estimated for purposes of calculating the registration fee under Rule 457.

     REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

PAW SPA, INC.
757,900 Shares of Common Stock

     We are registering for sale by selling shareholders, 757,900 shares of common stock. We will not receive any proceeds from the shares sold by the selling shareholders.

     The sales price to the public is fixed at $0.10 per share until such time as the shares of our common stock become traded on the Bulletin Board operated by the Financial Industry Regulatory Authority (FINRA) or another exchange. If our common stock becomes quoted on the Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.

     Our shares of common stock are not traded anywhere.

     Investing in our common stock involves risks. See "Risk Factors" starting at page 6.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It’s illegal to tell you otherwise.

     The date of this prospectus is ____________________________________.

SUMMARY OF OUR OFFERING

Our business

     We were incorporated under the laws of the state of Nevada as PAW SPA, INC. on October 21, 2005. We have not started our operations. We will engage in the business of a mobile animal grooming service for dogs and cats.

     Our principal executive offices are located at 1921 Denver West Court, Suite 2022, Golden, Colorado 80401. Our mailing address is P.O. Box 17197, Golden, Colorado 80402. Our telephone number is (303) 278-0207. Our registered statutory office is located at 6100 Neil Road, Suite 500, Reno, Nevada 89015. Our fiscal year end is November 30.

The offering

     Following is a brief summary of this offering:

Securities being offered by selling shareholders	757,900 shares of common stock
Offering price per share	$0.10
Net proceeds to us	None
Number of shares outstanding before the offering	5,757,900
Number of shares outstanding after the offering if all of the
shares are sold	5,757,900

Selected financial data

     The following financial information summarizes the more complete historical financial information at the end of this prospectus.

	As of	As of
	August 31, 2007	November 30, 2006
	(Unaudited)	(Audited)
Balance Sheet
Total Assets	$56,361	$27,150
Total Liabilities	$17,634	$20,345
Stockholders Equity (Deficit)	$38,727	$6,805

		From Inception
	As of	through
	August 31, 2007	November 30, 2007
	(Unaudited)	(Audited)
Income Statement
Revenue	$-0-	$0
Total Expenses	$16,788	$69
Net Loss	$(16,788)	$69

RISK FACTORS

     Please consider the following risk factors before deciding to invest in our common stock. Risks associated with Paw Spa, Inc.:

     1. Because our auditors have issued a going concern opinion, there is substantial uncertainty as to whether we will continue activities; if we do not, you could lose your investment.

     Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. As such, we may have to cease activities and you could lose your investment.

     2. We lack an operating history and have losses, which we expect to continue into the future. As a result, we may have to suspend or cease operations.

     We were incorporated in October 2005 and have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $37,113. To achieve and maintain profitability and positive cash flow we are dependent upon:

*	our ability to generate revenues
*	our ability to generate a profit.

Based upon current plans, we expect to incur operating losses in future periods because we have expenses associated with translating documents. As a result, we may not generate revenues in the future. Failure to generate revenues will cause us to suspend or cease operations.

     3. Because our management does not have technical training or experience in animal grooming, we will have to hire qualified personnel. If we cannot locate qualified personnel, we may have to suspend or cease operations, which will result in the loss of your investment.

     Because our management is inexperienced in animal grooming, we will have to hire qualified persons to perform our grooming services. Our management has no direct training or experience in these areas and as a result may not be fully aware of many of the specific requirements related to working within the industry. Management’s decisions and choices may not take into account standard grooming techniques that competing corporations commonly use. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry. As a result we may have to suspend or cease operations, which will result in the loss of your investment.

     4. Because we are small and do not have much capital, we may have to limit our pet grooming activities which may result in a loss of your investment.

     Because we are small and do not have much capital, we must limit our activities. As such, we may not be able to compete with large pet grooming competitors. If we are unable to attract customers to our services, we will not generate revenues or profits, in which case you will lose your investment.

     5. Because Mr. Edd Cockerill has other outside business activities, he will only be devoting 10% of his time, or four hours per week, to our operations. Consequently, our operations may be sporadic, which may result in periodic interruptions or suspensions of operations.

     Because Mr. Cockerill, our sole officer and director, has other outside business activities, he will only be devoting 10% of his time, or four hours per week, to our operations. As a result, our operations may be sporadic and occur at times which are convenient to Mr. Cockerill. Our operations may be periodically interrupted or suspended.

     6. We operate in a highly competitive industry and we cannot guarantee that we will ever achieve any level of success in competing for clients with other animal grooming businesses.

     The animal grooming business is very competitive. We are at a competitive disadvantage in attracting clients due to our relatively small size and somewhat limited scope of services. In addition, there is not a significant barrier to entry by competitors. Our competitors are larger and more diversified than we are and have greater financial resources. We cannot predict the degree of success, if any, with which we will meet competition in the future.

     7. We may need additional capital which we may not be able to obtain on acceptable terms. Any inability to raise additional capital when needed could adversely affect our ability to grow our company.

     Our future capital requirements depend on a number of factors, including our ability to grow, our net sales, and the management of our business. If we are to substantially grow, it is likely we will need to raise additional capital, possibly through the issuance of long-term or short-term indebtedness or the issuance of equity securities in private or public transactions. If we raise additional capital through the issuance of debt, this will result in increased interest expense. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our existing shareholders will be reduced and those shareholders will experience dilution. In addition, new securities may contain certain rights, preferences or privileges that are senior to those of our common stock. We cannot assure you that acceptable financing can be obtained on suitable terms, if at all.

     8. If our officer and director resigns or dies without having found a replacement, our operations will cease. If that should occur, you could lose your investment.

     We have one officer and director. We are entirely dependent upon him to conduct our operations. Further, we do not have key man insurance. If our officer and director should resign or die, there will be no one to operate our company. Our operations will be suspended or cease entirely unless we find another person to run our company. If we cannot find another person, it is possible you could lose your entire investment.

Risks associated with this offering:

     9. Because there is no public trading market for our common stock, you may not be able to resell your stock.

     There is currently no public trading market for our common stock. Therefore, there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you want to resell your shares, you will have to locate a buyer and negotiate your own sale.

     10. Because we may issue additional shares of common stock, your investment may be subject to substantial dilution.

     We anticipate that any additional funding will be in the form of equity financing from the sale of our common stock. In the future, if we sell more common stock, your investment could be subject to dilution. Dilution is the difference between what you pay for your stock and the net tangible book value per share immediately after the additional shares are sold by us.

     11. Because our securities are subject to penny stock rules, you may have difficulty reselling your shares.

     Our shares as penny stocks are covered by section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell our securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder’s ability to dispose of his stock.

USE OF PROCEEDS

     We will not receive any proceeds from the sale of the shares of common stock in this offering. All proceeds from the sale of the shares of common stock will be received by the selling shareholders.

DETERMINATION OF OFFERING PRICE

     The price of the shares has been determined by our board of directors. We selected the $0.10 price for our shares of common stock. Currently there is no market for the shares and we wanted to give our shareholders the ability to sell their shares for the price they paid us. If our shares are listed for trading on the Bulletin Board, the price of the shares will be established by the market.

DILUTION

     Since all of the shares of common stock being registered are already issued and outstanding, no dilution will result from this offering.

PLAN OF DISTRIBUTION

     There are forty-four selling shareholders. They may be deemed underwriters. They may sell some or all of their common stock in one or more transactions, including block transactions:

1.	On such public markets or exchanges as the common stock may from time to time be trading;
2.	In privately negotiated transactions;
3.	Through the writing of options on the common stock;
4.	In short sales; or
5.	In any combination of these methods of distribution.

     The sales price to the public is fixed at $0.10 per share until such time as the shares of our common stock become traded on the Bulletin Board operated by FINRA or another exchange. If our common stock becomes quoted on the Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.	The market price of our common stock prevailing at the time of sale;
2.	A price related to such prevailing market price of our common stock; or
3.	Such other price as the selling shareholders determine from time to time.

     The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agents or acquire the common stock as a principal. Any broker or dealer participating in such transactions as an agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers.

     We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders. We are bearing all costs relating to the registration of the common stock, estimated to be $21,000. The selling shareholders, however, will pay commissions or other fees payable to brokers or dealers in connection with any sale of the common stock. The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

     1. Not engage in any stabilization activities in connection with our common stock;

     2. Furnish each broker or dealer, through which common stock may be offered, copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

     3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934.

     There is no assurance that any of the selling shareholders will sell any or all of the shares offered by them. Under the securities laws of certain states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is met.

     Of the 5,757,900 shares of common stock outstanding as of October 26, 2007, 5,000,000 are owned by our sole officer and director and may only be resold in compliance with Rule 144 of the Securities Act of 1933.

     We have not declared any cash dividends, nor do we intend to do so. We are not subject to any legal restrictions respecting the payment of dividends, except that they may not be paid to render us insolvent. Dividend policy will be based on our cash resources and needs and it is anticipated that all available cash will be needed for our operations in the foreseeable future.

Section 15(g) of the Exchange Act

     Section 15(g) of the Securities Exchange Act of 1934 and the Rules promulgated thereunder apply to the requirements for transactions in “penny stocks.” Our shares are classified as “penny stocks” and are covered by section 15(g) of the Exchange Act, as amended, and Rules 15g-1 through 15g-6, and 15g-9 promulgated thereunder.

     Section 15(g) of the Exchange Act and the Rules impose additional sales practice requirements on brokers/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rules, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser's written agreement to the transaction prior to the sale. Consequently, the Rules may affect the ability of broker/dealers to sell our securities and some brokers may not want to make a market in our shares. This may prevent you from being able to resell your shares in the secondary market and may cause the price of the shares to decline in response to selling.

     Section 15(g) also imposes additional sales practice requirements on the broker/dealers who sell penny securities. The Rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important in understanding of the function of the penny stock market, such as "bid" and "offer" quotes, a dealer’s "spread" and broker/dealer compensation; the broker/dealers duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers rights and remedies in cases of fraud in penny stock transactions; and, the Financial Industry Regulatory Authority’s (FINRA) toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

     Rules 15g-1 through 15g-6, and 15g-9 under Section 15(g) of the Securities Exchange Act are as follows:

     Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

     Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

     Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

     Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

     Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

     Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

     Rule 15g-9 requires broker/dealers to approve the transaction for the customer’s account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and provide the customer with FINRA’s toll free telephone number and the central number of the North American Administrators Association for information on the disciplinary history of broker/dealers and their associated persons.

     The application of the penny stock rules may affect your ability to resell your shares.

BUSINESS

General

     We were incorporated in the State of Nevada on October 21, 2005. We maintain our statutory registered agent's office at The Corporation Trust Company of Nevada, 6100 Neil Road, Suite 500, Reno, Nevada 89511. Our business office is located at 1921 Denver West Court, Suite 2022, Golden, Colorado 80401. This is the home of Edd Cockerill, our president. Mr. Cockerill supplies this office space to us on a rent-free basis. Our telephone number is (303) 278-0207.

     We have no revenues, have realized losses since inception, have no operations, and have been issued a going concern opinion. We rely upon the sale of our securities and loans from our officer and director to fund operations.

     We have not begun operations. On March, 2007, we completed a private placement of our common stock. We raised $75,790.

The Products and Services

     We will provide mobile grooming and spa services for cats and dogs. Our services will include, but are not limited to, bathing, hair cutting and styling, brushing/combing, flea and tick treatments, nail maintenance and beautification, ear cleaning, teeth cleaning, hot oil treatments, and massage. The pricing for these services will vary based on the size of the animal, packaged service specials, and required travel necessary. To date, we have not engaged in any business operations and we have no prior experience in the pet grooming business.

     Our plan is to provide an assigned groomer with a properly equipped van capable of providing all necessary services to our clients. Our client service representatives will work with each individual client to determine exactly the services desired. Before services have been performed and once the services have been completed to the specifications of the client, digital pictures will be taken of the animal. A copy of the pictures will be sent to the client and a copy will be stored in our records for future reference.

The Industry

     According to petindustry.com, Americans spent $34.5 billion dollars on pet care and grooming during 2004. Currently, approximately 64% of households own at least one pet with dogs and cats being two of the most popular. We believe the pet care and grooming industry has continued to grow from 2005 to 2007. Wall Street analysts state that during economic cutbacks, pet owners are still spending money on “a man’s best friend”. The industry is expected to continue these growth trends reaching $36 billion during 2006.

     While pet ownership is growing in the United States, the importance of these pets to their owners is growing as well. Hotels such as Sheraton and Westin now offer pet friendly rooms, and designers such as OPI and Ralph Lauren are now including specialized lines for dogs and cats.

     According to the American Pet Products Manufacturers Association 2005-2006 National Pet Owners Survey, there are approximately 65 million dogs and 77.6 million cats owned in the US. These family member pets are healthier and taken care of better than they have in years past. Trends in doggie day care, pet spas, and at home services have risen over the past decade and are expected to continue to rise through 2008.

Competition

     The pet grooming and pet services industry is highly fragmented with only a few large grooming providers such as PetSmart. Many specialized grooming businesses operate within one small area. Paw Spa will operate in the specialized niche market of mobile pet care. There are very few competitors in the mobile pet care sector. By allowing pets to be groomed and pampered in a pleasant and controlled environment, owners receive a convenient way to care for their pets. Pets remain in a comfortable environment with a lowered risk of germs and disease that can be spread when animals are forced to stay cramped up in rooms and cages together.

     We believe our competition is from two major sources. The first source is drop off/pick up retail grooming locations. Examples are major chains such as PetSmart and many smaller service providers that provide pet grooming services. The quality of care received from these competitors varies greatly from company to company and from groomer to groomer. Usually, pets are dropped off at an unfamiliar location with unfamiliar people and other animals. This can create nervous and scared pet reactions. With numerous animals being held in the same location, the risk for germs, fleas and ticks is high. These health risks, in conjunction with the stress that animals feel in this type of environment, make drop-off pet grooming services undesirable to many pet owners.

     The second major source of competition is other mobile pet grooming services. Current mobile pet grooming services in the United States are primarily local services. The quality of care varies depending on the individual company and the individual groomer. Our focus is to streamline the mobile pet care service by providing consistent quality services and exceptional client care.

     There is one national franchise pet grooming company, Aussie Pet Mobile, Inc., currently operating in approximately 15-20 states.

Marketing

     We believe that our services will be attractive to pet owners because it allows their pets to be groomed and pampered in a pleasant and controlled environment.

     Our marketing efforts will utilize methods such as direct mail, company web site, call center, telephone directory, newspaper advertising and vehicle signage. In order to build a reputation and expand our market penetration, we will offer promotional discounts to the first time clients, and offer discounts for referrals.

     We will also build a database that includes each client’s information and information pertaining to their pets. After each visit to a client, the groomers will be responsible for updating the database to include services performed. Pet and client information related to their likes and dislikes will be helpful on future visits.

Business Strategy

     Our business strategy has been developed by our chief executive officer. We have raised $75,790 to fund our first year of operations. This will provide us with sufficient funds to hire key employees as needed, develop a web site, purchase software, and lease a mobile vehicle as needed to implement our business plan. We intend to provide pet grooming services including bathing, hair cutting and styling, brushing/combing, flea and tick treatments, nail maintenance and beautification, ear cleaning, teeth cleaning, hot oil treatments, and massage. Our first target metropolitan market will be greater Denver, Colorado.

Client Payment Process

     We will establish fixed rates for the menu of services we offer. Payment in full is expected upon receipt of the invoice. Clients will also have the option to make payments by credit card or to establish automatic payments by credit or bankcard. Our current business plan also includes pet grooming services to commercial enterprises such as pet stores and to pet boarding services.

Employees

     As of June 1, 2007, we had one part-time employee, Edd Cockrill, our sole officer and director. We will hire additional employees as needed as described under Business Strategy. There are no collective bargaining agreements in effect.

Personnel

     To ensure high levels of quality for our services, we will seek pet groomers with prior experience. All groomers will be independent contractors and not employees. Groomers will be paid a percentage of the income actually collected from service fees paid by pet owners. The percentage received by the groomer will be 50% of all collected funds for services rendered by them.

Equipment

     We will begin operation with one leased van and necessary equipment to provide the services described. The lease costs have not been determined. Additional vans and equipment will be added as needed. We will require computers, a phone system and servers necessary to create an internal network. We estimate that we will need $2,000 to a maximum of $5,000 in computer equipment, software and computer development and support services.

Intellectual Property

     We have no trademark, copyright or patent protection at this time. We expect to develop intellectual property as we conduct our operations. This intellectual property is likely to consist of trade names and relationships with customers. We do not expect to develop any patentable inventions.

Properties

     We currently utilize office space provided by Edd Cockerill, our chief executive officer. We will not accrue or pay rent until after we generate revenues. We do not have a formal sublease. We believe that our office space is adequate and suitable for its intended purpose. We expect to require additional or new space as our operations expand. We believe 800 square feet of space will be adequate for the next two years, although if our business expands faster, we may need to lease additional office space.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words such as believe, expect, estimate, anticipate, intend, project, and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Plan of Operation

     We are a start-up corporation and have not yet generated or realized any revenues from our business operations. We raised $75,790 gross proceeds, and $65,000 net proceeds, through a private placement. We believe the $65,000 amount will fund operations for at least one year.

     Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months.

     We will not be conducting any product research or development. Furthermore, we do not expect significant changes in the number of employees. Our specific goal is to complete the development of our website and assemble a client database. We intend to accomplish these goals through the following milestones:

     1. We intend to establish our office and acquire the equipment we need to begin operations. Establishing our offices will take 30-60 days. We believe that it will cost $5,000 to establish our office. We do not intend to hire employees. Our sole officer and director will handle our administrative duties.

     2. After our office is established, we intend to contact pet grooming trade associations including the National Dog Groomers Association of America, Inc (NDGAA) or the International Society of Canine Cosmetologists (ISCC). We plan to attend industry trade shows that are oriented towards pet services and products. We will also hire an outside web designer to begin development of the website. The negotiation of alliances with service providers and the development of the website will be ongoing during the life of our operations. As more services are added and as our client database expands, we will have to be continually upgrading the website including posting client testimonials and pet photographs for enhancement. We believe that it will cost up to $5,000 in order to have our website initially operational and $5,000 to have our database initially ready to receive information. The initial operation of the website and database is anticipated to be ready within 120 days.

     3. As soon as our website is operational, in approximately 120 days, we will begin marketing our services in the greater Denver, area through traditional sources such as trade magazines, newspaper advertising, telephone directories and flyers/mailers. We also intend to attend trade shows and conferences. We intend to target pet owners to become potential users of our grooming services. Initially our president, Edd Cockrill, will aggressively develop a key database of contacts. We may utilize inbound links that connect directly to our website from other sites. Potential clients can simply click on these links to become connected to our website from search engines and community and affinity sites. We believe it will cost a minimum of $10,000 for our marketing campaign. Marketing is an ongoing matter that will continue during the life of our operations. We also believe that we should begin to see results from our marketing campaign within 60 days from its initiation.

     4. Our marketing program will combine sourcing out service providers as well as clients to utilize those services. The process of sourcing out service providers includes identifying commercial pet service organizations and seeking alliances. This process will start as soon as our office is operational and will be ongoing during the life of our operations. Sourcing potential clients may consist of telephone surveys and may contain questions that would qualify the potential clients. It will also involve research into existing databases available via the Internet to target and extract the applicable names and contacts to create our own customized database. We intend to look into the databases of pet trade journals, business magazines, newspapers, trade magazines as well as telephone directories. The cost to source and analyze all of the material to identify suitable candidates to develop and maintain the database is estimated to be $5,000 to $10,000.

     5. Within 120 days from the initial launch of our website, we hope to begin generating fees from services rendered.

     In summary, we should be in full operation and receiving orders within 120 days. We estimate that we will generate revenue 120 to 180 days after beginning operations.

     Until our website is fully operational, we believe that client growth will be limited. We believe, however, that once our website is operational and we are able to provide our grooming services, potential clients will utilize our services for their pet needs.

     If we are unable to negotiate suitable terms for the necessary equipment, or if we are unable to attract clients to use our mobile pet-grooming services, we may have to suspend or cease operations. If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations, we do not know what we will do and we do not have any plans to do anything else.

Limited Operating History; Need for Additional Capital

     There is no historical financial information about us upon which to base an evaluation of our performance. We have not generated revenues since our inception on October 21, 2005. We cannot guarantee we will be successful in our business plans. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price increases in services.

     To become profitable and competitive, we first have to attract customers and generate revenues.

     We may need additional capital to operate during the next twelve months. We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Liquidity and Capital Resources

     As of the date of this registration statement, we have yet to generate any revenues from business operations.

     Edd Cockerill, our president, has provided services to us. Since June 1, 2007, we have paid Mr. Cockerill $1000 per month through October, 2007 for a total of $5,000. He is not expected to loan funds to us to finance operations.

     As of August 31, 2007, our total assets were $56,361, and our total liabilities were $17,634. We had cash of $56,361.

     If we need additional cash and can't raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely.

Results of Operations

     From our date of inception, October 21, 2005, we have sold 757,900 shares of our common stock and raised $75,790 in gross proceeds for our planned operations.

     We have not generated any revenue. Our expenses from inception were $45,100.

     We have not initiated operations but anticipate doing so in the next 90 days.

MANAGEMENT

Officers and Directors

     Our directors serve until their successor is elected and qualified. Each officer is elected by the board of directors to a term of one (1) year and serves until a successor is duly elected and qualified, or until the director is removed from office. The board of directors has no nominating, auditing or compensation committees.

Name and Address	Age	Position(s)

Edd Cockerill	53	president, principal executive officer, treasurer,
1921 Denver West Ct. #2022		principal chief financial officer and a member of the
Golden, Colorado 80401		board of directors

Background of officer and director

     Edd Cockerill is president, principal executive officer, treasurer, principal chief financial officer and a member of the board of directors since our inception. Presently, Mr. Cockerill is a project manager for Riviera Electric, Inc. in Denver, Colorado. Previously, from July 1, 2004 to February 16, 2006, Mr. Cockerill was the construction contract manager with Riviera Electric, Inc., Denver, Colorado. Riviera Electric has filed for protection under Chapter XI of the Bankruptcy Act. However, Mr. Cockerill was not part of the operations management team. He was responsible for monitoring and supervising Construction projects. From September 5, 2000 to July 24, 2004, Mr. Cockerill was the construction/engineering manager at WESCO Distributions, Denver, Colorado. Mr. Cockerill was responsible for monitoring and supervising construction projects.

Audit Committee Financial Expert

     We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Furthermore, because we are only beginning our commercial operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

There are no conflicts of interest.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by us in fiscal 2007, for our officers. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid to our named executive officer.

Summary Compensation Table

						Non-	Nonqualified
						Equity	Deferred	All
Name						Incentive	Compensa-	Other
and				Stock	Option	Plan	tion	Compen-
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	sation	Total
Position	Year (US$)		(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Edd Cockerill	2007	$5,000	0	0	0	0	0	0	0
President, Treasurer,	2006	0	0	0	0	0	0	0	0
	2005	0	0	0	0	0	0	0	0

Curtis Cockerill [1]	2007	0	0	0	0	0	0	0	0
Secretary and	2006	0	0	0	0	0	0	0	0
Director (resigned)	2005	0	0	0	0	0	0	0	0

[1] Curtis Cockerill resigned on December 1, 2005.

     We have paid Mr. Edd Cockerill a total of $5,000, $1,000 per month, for the months of June through October of this year. We do not intend to pay Mr. Cockerill additional salary for the rest of this year.

     The following table sets forth the compensation paid by us from inception on October 21, 2005 through August 31, 2007, for each or our directors. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid to our named director.

Director Compensation
Fees
	Earned				Nonqualified
	or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Edd Cockerill	0	0	0	0	0	0	0

Curtis Cockerill (resigned)	0	0	0	0	0	0	0

     Our directors do not receive any compensation for serving as members of the board of directors.

     There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Long-Term Incentive Plan Awards

     We not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

     As of the date hereof, we have not entered into employment contracts with any of our officers and do not intend to enter into any employment contracts until such time as it profitable to do so.

Indemnification

     Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding for he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

     Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL AND SELLING SHAREHOLDERS

     The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholders listed below have direct ownership of his/her shares and possess voting and dispositive power with respect to the shares.

	Direct Amount of		Percent
Name of Beneficial Owner	Beneficial Owner	Position	of Class

Edd Cockerill	5,000,000	President, Principal Executive Officer,	86.84%
1921 Denver West Ct. #2022		and Director
Golden, CO 80401

All Officers and Directors as a			86.84%
Group (1 Person)	5,000,000

Securities authorized for issuance under equity compensation plans.

     We have no equity compensation plans.

Selling Shareholders

     The following table sets forth the name of each selling shareholder, the total number of shares owned prior to the offering, the percentage of shares owned prior to the offering, the number of shares offered, and the percentage of shares owned after the offering, assuming the selling shareholder sells all of his shares.

				Percentage of shares
				owned after the
	Total number of	Percentage of	Number of	offering assuming
	shares owned	shares owned	shares being	all of the share are
Name	prior to offering	prior to offering	offered	sold in the offering
Paul L. Anderson	2,500	0.04%	2,500	0%

John & Annette Bandy Trust	20,000	0.34%	20,000	0%

Daniel Barnhart	3,000	0.05%	3,000	0%

Kimberly W. Bennett	4,000	0.07%	4,000	0%

Marquis D. Bennett	4,000	0.07%	4,000	0%

Dennis Brown	2,500	0.04%	2,500	0%

Diana L. Brown	2,500	0.04%	2,500	0%

Brian Crawford	5,000	0.09%	5,000	0%
Robin Crawford

Leron S. Darkes	30,000	0.52%	30,000	0%

Terrence Espeland	100,000	1.74%	100,000	0%

Delois A. Farmer	2,000	0.03%	2,000	0%

Mary Hannah Feeley	100,000	1.74%	100,000	0%

Dennis M. Gettis	5,000	0.09%	5,000	0%

Sheryl D. Gettis	5,000	0.09%	5,000	0%

Robert Harbison	2,400	0.04%	2,400	0%

R. Scott Iannacito	30,000	0.52%	30,000	0%

Frederick D. James	2,500	0.04%	2,500	0%

Lee Johnson, Jr.	2,500	0.04%	2,500	0%

Jules Jones, Sr.	10,000	0.17%	10,000	0%

Kimberly Kneier	30,000	0.52%	30,000	0%

Marjorie Lilley	30,000	0.52%	30,000	0%

Ashleigh M. Lucas	30,000	0.52%	30,000	0%

Tracy Manning	10,000	0.17%	10,000	0%

Faye Miller	10,000	0.17%	10,000	0%

W. Stacy Miller PS Plan	40,000	0.69%	40,000	0%
W. Stacy Miller, Trustee

Mindy Neilson	40,000	0.69%	40,000	0%

Kleida Pani	2,500	0.04%	2,500	0%

Carol L. Peoples	2,500	0.04%	2,500	0%

Ronnie T. Peoples	2,500	0.04%	2,500	0%

Dexter Vincent Perry	5,000	0.09%	5,000	0%

Sherry Ann Perry	5,000	0.09%	5,000	0%

Timothy Price	30,000	0.52%	30,000	0%

Bryan Sawarynski	30,000	0.52%	30,000	0%

Keith Sawayaski	40,000	0.69%	40,000	0%

Carol J. Smith	2,500	0.04%	2,500	0%

Darryl E. Smith	10,000	0.17%	10,000	0%

Jennie Spell	30,000	0.52%	30,000	0%

Joseph Tate	15,000	0.26%	15,000	0%

Penelope Tate	15,000	0.26%	15,000	0%

Donald F. Timberlake	20,000	0.34%	20,000	0%

Bradley Turlington	10,000	0.17%	10,000	0%

Elizabeth Turlington	10,000	0.17%	10,000	0%

Carolyn D. Wilson	2,500	0.04%	2,500	0%

Aaron L. Winston	2,500	0.04%	2,500	0%

Total	757,900	13.16%	757,900	0%

     We issued 757,900 shares of common stock as restricted securities pursuant to the exemption from registration contained in Rule 506 of Regulation D under the Securities Act of 1933, as amended.

The following is a summary of the issuances of all of our shares pursuant to Section 4(2) of the Act:

a)	In October 2005, we issued 5,000,000 shares of common stock to Mr. Edd Cockerill, our officer and director in consideration of $50.00.

b)	As of March 2007, we issued 757,900 shares of common stock to 44 individuals in consideration of $0.10 per share or a total of $75,790. The 757,900 shares issued are being registered in this offering.

Future Sales of Shares

     A total of 5,757,900 shares of common stock are issued and outstanding. Of the total shares outstanding, 5,000,000 are restricted securities as defined in Rule 144 of the Securities Act of 1933. 757,900 shares are being offered for sale by the selling shareholders in this offering.

     Shares purchased in this offering will be immediately resalable without restriction of any kind.

DESCRIPTION OF SECURITIES

Common Stock

     Our authorized capital stock consists of 100,000,000 shares of common stock, $0.00001 par value per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one vote per share on all matters on which stockholders may vote.

     All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock, which are the subject of this sale, when sold, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities. All material terms of our common stock have been addressed in this section.

Non-cumulative voting

     Holders of shares of our common stock do not have cumulative voting rights. This means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. And, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this sale of shares is completed, assuming the sale of all of the shares of common stock, our officer and director Edd Cockerill will own approximately 87% of our outstanding shares.

Cash dividends

     As of this date, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend be at the discretion of our board of directors and depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Preferred stock

     We are authorized to issue 100,000,000 shares of preferred, $0.00001 par value of per share. The terms of the preferred shares are at the discretion of the board of directors. Currently no preferred shares are issued and outstanding.

Stock transfer agent

     Our stock transfer agent for our securities is Island Stock Transfer, 100 Second Avenue South, Suite 104N, St. Petersburg, Florida 33701. The telephone number is (727) 289-0010.

General

     There are no other securities authorized in our articles of incorporation.

Reports

     After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we are required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

CERTAIN TRANSACTIONS

     On October 22, 2005, we issued 5,000,000 restricted shares of common stock to Edd Cockerill, our officer and director, in consideration of $50.00. The shares were issued pursuant to the exemption from registration contained in section 4(2) of the Securities Act of 1933. Our officer and director was furnished with all of the information, which is contained in a registration statement. No commission was paid to anyone in connection with the sale of shares.

     Edd Cockerill allows us to use approximately 144 square feet of space at this home for our operations. Mr. Cockerill does not charge us for the use of this space.

LITIGATION

     We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

     Our financial statements for the period from inception to August 31, 2007, included in this prospectus have been audited by Williams & Webster, P.S. Certified Public Accountants, Bank of America Financial Center, 601 West Riverside Street, Suite 1940, Spokane, Washington 99201, as set forth in its report included in this prospectus. Its report is given upon its authority as an expert in accounting and auditing.

LEGAL MATTERS

     Conrad C. Lysiak, Attorney at Law, 601 West First Avenue, Suite 903, Spokane, Washington 99201, telephone (509) 624-1475 has acted as our legal counsel.

FINANCIAL STATEMENTS

     Our fiscal year end is November 30. We will provide audited financial statements to our stockholders on an annual basis; the statements will be audited by a firm of Certified Public Accountants.

     Audited financial statements for the fiscal years ended November 30, 2006 and 2005 and the unaudited financial statements for the nine months ended August 31, 2007 immediately follow:

Board of Directors
Paw Spa, Inc.
Golden, CO

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of Paw Spa, Inc. (a development stage company) as of November 30, 2006 and 2005, and the related statements of operations, stockholders’ deficit and cash flows for the periods then ended and for the period from October 21, 2005 (inception) to November 30, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Paw Spa, Inc. as of November 30, 2006 and 2005 and for the period from October 21, 2005 (inception) to November 30, 2006, and the related statements of operations, stockholders’ deficit and cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding the resolution of this issue are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WILLIAMS & WEBSTER, P.S.
Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
October 1, 2007

PAW SPA, INC.
(A Development Stage Enterprise)
BALANCE SHEETS

	August 31, 2007	November 30,	November 30,
	(unaudited)	2006	2005

ASSETS
CURRENT ASSETS
Cash	$56,361	$27,151	$250
Total Current Assets	56,361	27,151	250

TOTAL ASSETS	$56,361	$27,151	$250

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$-	$2,712	$-
Accounts payable - related party	17,634	$17,634	$15,634
Total Current Liabilities	17,634	20,346	15,634

COMMITMENTS AND CONTINGENCIES	-	-	-

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, 100,000,000 shares authorized, $0.00001
par value; no shares issued and outstanding	-	-	-
Common stock, 100,000,000 shares authorized, $0.00001
par value; 5,757,900, 5,270,000 and 5,000,000, respectively issued and outstanding	58	53	50
Additional paid in capital	75,782	26,992	-
Accumulated deficit	(37,113)	(20,245)	(15,434)
Total Stockholders' Equity (Deficit)	38,727	6,805	(15,384)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$56,361	$27,151	$250

The accompanying notes are an integral part of these financial statements.

PAW SPA, INC.
(A Development Stage Enterprise)
STATEMENTS OF OPERATIONS

													From Inception
													October 21, 2005,
													through
		Three Months Ended August 31,				Six Months Ended August 31,				Years Ended November 30,			August 31,
		2007		2006		2007		2006		2006		2005	2007
		(unaudited)		(unaudited)		(unaudited)		(unaudited)					(unaudited)

REVENUES		$-		$-		$-		$-		$-		$-	$-

EXPENSES

General and administrative		9,500		10		9,580		69		99		434	10,113
Legal		7,288		-		7,288		-		4,712		15,000	27,000
TOTAL EXPENSES		16,788		10		16,868		69		4,811		15,434	37,113

LOSS FROM OPERATIONS		(16,788)		(10)		(16,868)		(69)		(4,811)		(15,434)	(37,113)

LOSS BEFORE INCOME TAXES		(16,788)		-		(16,868)		(69)		(4,811)		(15,434)	(37,113)

INCOME TAXES		-		-		-		-		-		-	-

NET LOSS		$(16,788)		$(10)		$(16,868)		$(69)		$(4,811)		$(15,434)	$(37,113)
								-
NET LOSS PER COMMON SHARE,
BASIC AND DILUTED	$	nil	$	nil	$	nil	$	nil	$	nil	$	nil

WEIGHTED AVERAGE NUMBER OF
COMMON STOCK SHARES
OUTSTANDING, BASIC AND DILUTED		5,757,900		5,000,000		5,658,678		5,000,000		5,048,333		5,000,000

The accompanying notes are an integral part of these financial statements.

PAW SPA, INC.
(A Development Stage Enterprise)
STATEMENT OF STOCKHODERS' EQUITY (DEFICIT)

	Common Stock		Additional		Total
	Number		Paid-in	Accumulated	Stockholders'
	of Shares	Amount	Capital	Deficit	Equity
Balance October 21, 2005	-	$-	$-	$-	$-

Common stock issued for cash at $0.00001
per share	5,000,000	50	-	-	50

Net loss for period ended November 30, 2005	-	-	-	(15,434)	(15,434)

Balance, November 30, 2005	5,000,000	50	-	(15,434)	(15,384)

Common stock issued for cash at $0.10
per share	270,000	3	26,997	-	27,000

Net loss for period ended November 30, 2006	-	-	-	(4,811)	(4,811)

Balance November 30, 2006	5,270,000	53	26,997	(20,245)	6,805

Common stock issued for cash at $0.10
per share	487,900	5	48,785	-	48,790

Net loss for period ended August 31, 2007 (unaudited)	-	-	-	(16,868)	(16,868)

Balance August 31, 2007 (unaudited)	5,757,900	$58	$75,782	$(37,113)	$38,727

The accompanying notes are an integral part of these financial statements.

PAW SPA, INC.
(A Development Stage Enterprise)
STATEMENTS OF CASH FLOWS

					From Inception
					October 21, 2005
	Six Months Ended August 31,		Years Ended November 30,		through
	2007	2006	2006	2005	August 31, 2007
	(unaudited)	(unaudited)			(unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(16,869)	$(69)	$(4,811)	$(15,434)	$(37,113)
Adjustments to reconcile net loss
to net cash provided by operating activities:
Increase in accounts payable	(2,712)	-	2,712	-	-
Increase in accounts payable related party	-	-	2,000	15,634	17,634
Net cash provided (used) by operating activities	(19,580)	(69)	(99)	200	(19,479)

CASH FLOWS FROM INVESTING ACTIVITIES	-	-	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Additional Paid in Capital
Proceeds from sale of common stock		48,790	27,000	50	75,840
Net cash provided by financing activities	48,790	9,000	27,000	50	75,840

Change in cash	29,210	-	26,901	250	56,361

Cash, beginning of period	27,151	250	250	-	-

Cash, end of period	$56,361	$9,181	$28,151	$250	$56,361

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Interest paid	$-	$-	$-	$-	$-
Income taxes paid	$-	$-	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

PAW SPA, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
AUGUST 31,2007

NOTE 1 – DESCRIPTION OF BUSINESS

Paw Spa, Inc. (hereinafter “The Company”) was incorporated on October 21, 2005 under the laws of the State of Nevada for any lawful business. The principal business of the Company is pet care services.

The Company is in the development stage and as of August 31, 2007, had not realized any revenues from its planned operations. The Company’s year-end is November 30.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

This summary of significant accounting policies of Paw Spa, Inc. is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Accounting Method
The Company’s financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Accounting Pronouncements
In February, 2007, the Financial Accounting Standards Board, or FASB, issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of FASB Statement No. 115” (hereinafter SFAS No. 159”). This statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments. This statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007, although earlier adoption is permitted. Management has not determined the effect that adopting this statement would have on the Company’s financial condition or results of operation.

In June 2006, the Financial Accounting Standards Board issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109” (hereinafter “FIN 48”), which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides

PAW SPA, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
AUGUST 31,2007

guidance on de-recognition, classification, interest and penalties,accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect the adoption of FIN 48 to have a material impact on its financial reporting, and the Company is currently evaluating the impact, if any the adoption of FIN 48 will have on its disclosure requirements.

In September, 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87,88,106, and 132(R)” (hereinafter :SFAS No. 158”). This statement requires an employer to recognize the over-funded or under-funded statues of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not for profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year end statement of financial position, with limited exceptions. The adoption of this statement had no immediate material effect on the Company’s financial condition or results of operations.

In September, 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (hereinafter “SFAS No. 157”). This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosure about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements. This statement does not require any new fair value measurements, but for some entities, the application of this statement may change current practice. The adoption of this statement had no immediate material effect on the Company’s financial condition or results of operations.

In March 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 156, “Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140.” This statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations; a transfer of the servicer’s financial assets that meets the requirements for sale accounting, a transfer of the servicer’s financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities in accordance with FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities or an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. The statement also requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable and permits an entity to choose either the amortization or fair value method for subsequent measurement of each class of servicing assets and liabilities. The statement further permits, at its initial adoption, a one-time reclassification of available-

PAW SPA, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
AUGUST 31,2007

for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value and requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity’s fiscal year. Management believes the adoption of this statement will have no impact on the Company’s financial condition or results of operations.

In February 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 155, “Accounting for Certain Hybrid Financial Instruments, an amendment of FASB Standards No. 133 and 140” (hereinafter “SFAS No. 155”). This statement established the accounting for certain derivatives embedded in other instruments. It simplifies accounting for certain hybrid financial instruments by permitting fair value remeasurement for any hybrid instrument that contains an embedded derivative that otherwise would require bifurcation under SFAS No. 133 as well as eliminating a restriction on the passive derivative instruments that a qualifying special-purpose entity (“SPE”) may hold under SFAS No. 140. This statement allows a public entity to irrevocably elect to initially and subsequently measure a hybrid instrument that would be required to be separated into a host contract and derivative in its entirety at fair value (with changes in fair value recognized in earnings) so long as that instrument is not designated as a hedging instrument pursuant to the statement. SFAS No. 140 previously prohibited a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity’s fiscal year. Management believes the adoption of this statement will have no impact on the Company’s financial condition or results of operations.

In May 2005, the Financial Accounting Standards Board, issued Statement of Financial Accounting Standards, or SFAS No. 154, “Accounting Changes and Error Corrections”, (hereinafter “SFAS No. 154”) which replaces Accounting Principles Board Opinion, or APB, No. 20, “Accounting Changes”, and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements -- An Amendment of APB Opinion No. 28. SFAS No. 154 provides guidance on accounting for and reporting changes in accounting principle and error corrections. SFAS No. 154 requires that changes in accounting principle be applied retrospectively to prior period financial statements and is effective for fiscal years beginning after December 15, 2005. The Company does not expect SFAS No. 154 to have a material impact on its financial position, results of operations, or cash flows.

PAW SPA, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
AUGUST 31,2007

Cash and Cash Equivalents
For purposes of the statement of cash flows, the Company considers all highly liquid investments and short-term debt instruments with original maturities of three months or less to be cash equivalents.

Derivative Instruments
The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” (hereinafter “SFAS No. 133”), as amended by SFAS No. 137, “Accounting for Derivative Instruments and Hedging Activities – Deferral of the Effective Date of FASB No. 133”, and SFAS No. 138, “Accounting for Certain Derivative Instruments and Certain Hedging Activities”, and SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities”. These statements establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

At August 31, 2007, and November 30, 2006 and 2005, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

Earnings (Loss) Per Share
The Company has adopted Statement of Financial Accounting Standards No. 128, which provides for calculation of "basic" and "diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share. Basic and diluted loss per share were the same, at the reporting date, as there were no common stock equivalents outstanding.

Fair Value of Financial Instruments
The Company's financial instruments as defined by Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," may include cash, trade accounts receivable, and accounts payable and accrued expenses. All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, reasonably approximates fair value at August 31, 2007.

PAW SPA, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
AUGUST 31,2007

Provision for Taxes
Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes,” (hereinafter “SFAS No. 109”). Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by SFAS No. 109 to allow recognition of such an asset.

At August 31, 2007, the Company had net deferred tax assets calculated at an expected rate of 34% of approximately $12,600, principally arising from net operating loss carryforwards for income tax purposes. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the net deferred tax asset, a valuation allowance equal to the net deferred tax asset has been established at August 31, 2007. The significant components of the deferred tax asset at August 31, 2007 were as follows:

	August 31,	November 30,	November 30,
	2007	2006	2005
Net operating loss carryforward	$37,113	20,240	15,430

Deferred tax asset	12,600	6,800	(5,200)
Deferred tax asset valuation allowance	(12,600)	(6,800)	(5,200)

At August 31, 2007, the Company has net operating loss carryforwards of approximately $37,113, which expire in the year 2027. The valuation allowance account increased $5,800 from November 30, 2006, to August 31, 2007.

Revenue Recognition
The Company will recognize revenue from services upon actual performance of services. Revenue will thereby be recorded when there is persuasive evidence that an arrangement exists, services have been rendered, the service price is determinable, and collectibility is reasonably assured.

Use of Estimates
The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

PAW SPA, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
AUGUST 31,2007

Going Concern
As shown in the accompanying financial statements, the Company had an accumulated deficit of $37,113 incurred through August 31, 2007. The Company has no revenues, limited cash, and negative working capital. Management has established plans to begin generating revenues and decrease debt. Management intends to seek additional capital from new equity securities offerings that will provide funds needed to increase liquidity, fund internal growth and fully implement its business plan. These plans, if successful, will mitigate the factors which raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence. The Company anticipates that it will need $75,000 to continue in existence for the following twelve months. The Company will be able to control its cash outflows for contracts purchased based upon funds received.

NOTE 3 – CAPITAL STOCK

The Company is authorized to issue 100,000,000 shares of $0.0001 par value preferred stock. At November 30, 2005, the Company had not issued any shares of preferred stock.

The Company is authorized to issue 100,000,000 shares of $0.0001 par value common stock. All shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

In its initial capitalization on October 21, 2005, the Company issued 5,000,000 shares of common stock for a total of $50 cash to the Company’s sole shareholder.

The Company issued an additional 270,000 shares of common stock for $27,000 during the period ended November 30, 2006.

The Company issued an additional 487,900 shares of common stock for $48,790 during the period ended August 31, 2007.

NOTE 4 – RELATED PARTY TRANSACTIONS

Accounts payable – related party represents amounts due to the president and chief executive officer for payment of expenses on behalf of the Company. These payables are non-interest bearing, not collateralized, and due on demand. At August 31, 2007, the Company owed the president $17,634 for expenses paid on behalf of the Company.

PAW SPA, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
AUGUST 31,2007

The Company also uses office space of the Company’s president and chief executive officer and pays no rent. The value of this space is considered immaterial for financial reporting purposes at August 31, 2007. There is no rental agreement and the Company has plans to locate to a permanent office in the near future.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

The Company is presently undertaking the required steps to register as a publicly traded company. In this regard, the Company has signed a contract with a securities attorney to assist in this matter. The total fees to be paid to the attorney amount to $25,000. Of this amount, $15,000 was paid when attorney services began and is recorded as legal fees in the accompanying financial statements. The remaining $10,000 will be due when the Company’s registration statement is declared effective by the Securities and Exchange Commission.

     Until _______________, 2008, ninety days after the date of this prospectus, all dealers effecting transactions in our registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1	Article XII of the Articles of Incorporation of the company, filed as Exhibit 3.1 to our Form SB-2 registration statement.
2	Article X of the Bylaws of the company, filed as Exhibit 3.2 to our Form SB-2 registration statement.
3	Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering, all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$5.00
Printing Expenses	$495.00
Accounting/administrative Fees and Expenses	$10,000.00
Blue Sky Fees/Expenses	$0.00
Legal Fees/ Expenses	$10,000.00
Transfer Agent Fees	$500.00
TOTAL	$21,000.00

ITEM 26.      RECENT SALES OF UNREGISTERED SECURITIES.

Since inception, the registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

a)

In October 2005, we issued 5,000,000 shares of common stock to Mr. Cockerill, our officer and director, in consideration of $0.00001 per share or a total of $50. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933. Mr. Cockerill was given the same information that can be found in a Form SB-2 Registration Statement and is able to understand the information furnished, and to read and understand financial statements.

We issued the foregoing restricted shares of common stock to our officer and director pursuant to Section 4(2) of the Securities Act of 1933. He is a sophisticated investor and was in possession of all material information relating to the company. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

b)

Our previous offering closed in March 2007. We issued 757,900 shares of common stock to 44 individuals in consideration of $0.10 per share or a total of $75,790. The shares were issued pursuant to the exemption contained in Reg. 506 of the Securities Act of 1933. The 757,900 shares so issued are being registered in this offering.

ITEM 27.      EXHIBITS.

     The following exhibits are filed with this Form SB-2 registration statement:

Exhibit No.	Document Description

3.1	Articles of Incorporation
3.2	Bylaws
4.1	Specimen Stock Certificate
5.1	Opinion of Conrad C. Lysiak, Attorney at Law
23.1	Consent of Williams & Webster, P.S. Certified Public Accountants
23.2	Consent of Conrad C. Lysiak

ITEM 28.      UNDERTAKINGS.

     We hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

	(iii)	To include any additional or changed material information on the plan of distribution.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5)	For determining any liability under the Securities Act of 1933:

(i)

we shall treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective. For determining any liability under the Securities Act of 1933, we shall treat each post- effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

(ii)

we shall treat each prospectus filed by us pursuant to Rule 424(b)(3) as part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(iii)

we shall treat each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Golden, Colorado on this 30th of November, 2007.

PAW SPA, INC.

BY: EDD COCKERILL
Edd Cockerill
President, Principal Executive Officer, Treasurer,
Principal Financial Officer, Principal Accounting
Officer and member of the Board of Directors

EXHIBIT INDEX

Exhibit No.	Document Description

3.1	Articles of Incorporation
3.2	Bylaws
4.1	Specimen Stock Certificate
5.1	Opinion of Conrad C. Lysiak, Attorney at Law
23.1	Consent of Williams & Webster, P.S. Certified Public Accountants
23.2	Consent of Conrad C. Lysiak